UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AIR PRODUCTS AND CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-1274455
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1940 Air Products Boulevard Allentown, Pennsylvania	18106-5500
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.950% Notes due 2031 3.450% Notes due 2037	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-275663

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A relates to the 2.950% Notes due 2031 and the 3.450% Notes due 2037 (collectively, the “Notes”) of Air Products and Chemicals, Inc. (the “Company”). For a description of such securities, reference is made to the information under the heading “Description of Notes” in the prospectus supplement, dated February 10, 2025, which was filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2025, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus, dated November 20, 2023, contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-275663), which was filed with the Commission on November 20, 2023 and became automatically effective upon filing. All of the foregoing information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on April 30, 2020).

4.2	Form of Officer’s Certificate setting forth the terms and form of the 2.950% Notes due 2031 and 3.450% Notes due 2037 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Commission on February 13, 2025).

4.3	Form of 2.950% Notes due 2031 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Commission on February 13, 2025).

4.4	Form of 3.450% Notes due 2037 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Commission on February 13, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AIR PRODUCTS AND CHEMICALS, INC.

Date: February 14, 2025	By:	/s/ Sean D. Major
Name: Sean D. Major
Title: Executive Vice President, General Counsel and Secretary